UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- November 1, 2011
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective November 1, 2011, U.S. Geothermal (the “Company”) engaged MartinelliMick PLLC, certified public accountants, as the principal accountant to audit the Company’s financial statements. The decision to engage MartinelliMick PLLC as principal accountants was approved by the Company’s Audit Committee.

In late 2008, Williams & Webster changed their name to BehlerMick PS. At that time, the name change had no affect on public registrants, as they continued to do business as a personal service corporation. With the departure of the former managing partner in December, 2010, BehlerMick PS management decided to change the firm’s legal structure and formed a new legal entity, MartinelliMick PLLC. Although MartinelliMick PLLC is a new entity, the same personnel will continue to perform the audits of the financial records of the Company.

MartinelliMick PLLC replaces BehlerMick PS, which has resigned as the Company’s principal accountant effective October 31, 2011 and no longer practices public accounting effective November 1, 2011. BehlerMick PS’s reports on the Company’s financial statements as of and for the fiscal years ended March 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended March 31, 2011 and 2010, and the subsequent period through the date of BehlerMick PS’s resignation, October 31, 2011, there were no disagreements with BehlerMick PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BehlerMick PS, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, as described in Item 304(a)(1)(iv) of Regulation S-K.

The Company is unable to obtain the letter described in Item 304(a)(3) of Regulation S-K from its former principal accountant, BehlerMick PS, as such firm no longer practices public accounting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Letter from MartinelliMick PLLC dated November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 3, 2011	US Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer